ESCROW AGREEMENT


This ESCROW AGREEMENT, is entered into as of August 15, 2005, between HeartSTAT, Inc ("Acquirer"), a Delaware corporation, and HeartSTAT Technology, Inc., a Delaware corporation ("HTI") and Fay M. Matsukage, Esq. of Dill Dill Carr Stonbraker & Hutchings, P.C. (the "Escrow Agent").

                                    RECITALS

A. Acquirer is a privately held corporation and HTI is a corporation with its common shares quoted on pink sheets under the symbol "HSTA.pk"; it conditionally owns a "HeartSTAT Technology" and related intellectual property and assets, including trade name, and trademark rights, all of which were provisionally acquired pursuant to a February 6, 2004 asset acquisition agreement from principals of the Acquirer and were under consideration for use in the operation of HTI's business.

B. An Asset Transfer Agreement (the "ATA") has been signed on the same date hereof that provides for the conveyance by HTI, and the acquisition by Acquirer, of the HeartSTAT Technology "Acquired Assets" and the elimination by HTI of any royalty obligations of Ted W. Russell or Acquirer to HTI or any shareholder thereof in consideration for a $70,000 promissory note and 113,207 shares of common stock of Acquirer, all of the terms and conditions as hereinafter set forth, as well as the retirement of a total of 20 million shares of HTI's common stock owned by Ted W. Russell ("Russell") and three members of the William Hull family ("Hull") and a release of all amounts owed to Russell by HTI. The Final Closing and execution of the ATA depends on the completion and delivery to the Escrow Agent by August 31, 2005 of various documents ("Exhibits") defined herein. Throughout this agreement, the term "Exhibit" refers to Exhibits of the ATA.

C. This Escrow Agreement provides for the delivery and deposit of Exhibits necessary to effect the Final Closing of the ATA.


NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                        Section 1. INDEX OF ATA EXHIBITS

EXHIBIT A    Promissory Note
EXHIBIT B    HeartSTAT Inc Financial  Statements (file: HS Fin 2005 1Q.doc)
EXHIBIT C    HTI BD  Resolution  #1
EXHIBIT D    HTI BD Resolution #2
EXHIBIT E-1  HTI Business Jurisdictions,  if any  (Schedule  3.1)
EXHIBIT E-2  Potential HTI Violations, Breaches, or  Conflicts, if any
             (Schedule  3.3)
EXHIBIT E-3  Undisclosed Liabilities  of HTI, if any  (Schedule  3.5)
EXHIBIT E-4  HTI's change of events since  December 31, 2004,  if any (Schedule
             3.6)


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EXHIBIT F    Hull Family Release Form
EXHIBIT G    Russell Release
EXHIBIT H    Russell Narrative for Form 10KSB and Form 14c
EXHIBIT I    FutureVest Reference Letter
EXHIBIT J    Form 8K describing Agreement and Resignations of Russell and Maley
EXHIBIT L    Maley Letter of Resignation
EXHIBIT N    HTI Audited 2004 and March 31, 2005 Financial Statements
EXHIBIT O    Assignment of Acquired Assets
EXHIBIT P    Russell Assignment
EXHIBIT Q    HeartSTAT Inc Corporate Documents and Certificate (ExhibitQ.pdf
             computer file)
EXHIBIT R    Russell Letter of Resignation
EXHIBIT S    HeartSTAT Inc Stock Certificate for 113,207 Common Shares
EXHIBIT T    Russell's HTI Stock Certificate for 19,599,997 shares (with executed stock power)
EXHIBIT U    HeartSTAT Inc Good Standing Certificate
EXHIBIT V    HeartSTAT Inc Signatory Incumbency  Certificate.
EXHIBIT W    HTI Corporate Documents and Certificate
EXHIBIT X    HTI Good Standing Certificate
EXHIBIT Y    HTI Signatory Incumbency Certificate
EXHIBIT Z-1  Form 10-KSB for 2004 and 10Qs for 2005 - Final Pre-Filing  Approval
             Copy
EXHIBIT Z-2  Certificate of Acquirer Approval of Forms 10KSB and 10Q
EXHIBIT Z-3  Form 10KSB and 10Q - Final Filings

SECTION 2. DEPOSIT OF ATA EXHIBITS WITH ESCROW AGENT. The following actions are a condition to the ATA Final Closing, All deliveries of exhibits must be made by 5:00 PM MDT on deadline days, and may be delivered as ".PDF" formatted file attachments (using imbedded graphic signatures) of email transmissions.

    (i) Within seven (7) business days (Monday August 22, 2005) after the ATA signing, HTI will deliver to Acquirer an advance copy of final Exhibit E (1-4) and a draft of Exhibit I for review as a platform for possible discussion and revision;

    (ii) Within eleven (11) business days (Friday August 11, 2005) after the ATA signing, (a) HTI will deliver to Escrow Agent for delivery at the Final Closing to Acquirer the certificates, instruments, and documents referred to in Section 3.16 items (i) through (x) in the ATA; and (b) Acquirer will deliver to Escrow Agent for delivery at the Final Closing to HTI the certificates, instruments, and documents referred to in Section 4.14 items (i) through (vii) of the ATA;

    (iii) Not later than fourteen (14) (Monday August 29, 2005) days after the ATA signing, HTI will submit a pre-filing approval draft of the Form 10-KSB for 2004 and 10-QSBs for 2005 (Exhibit Z-1);

    (iv) Acquirer has the right to object to any potentially misleading statement contained in the Form 10-KSB for 2004 and 10-QSBs for 2005 regarding the HeartSTAT Technology or related activities or its past management, and to submit Exhibit Z-2


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              to HTI and Escrow Agent not later than two (2) business days after the date of Acquirer's receipt of Exhibit Z-1.

    (v) HTI will deliver Exhibit Z-3 to Escrow Agent and Acquirer no later than September 1, 2005;

    (vi) Within two (2) business days of receipt of Exhibit Z-3 by Escrow Agent and Acquirer, Acquirer will deliver to Escrow Agent for delivery at the Final Closing to HTI the certificates, instruments, and documents referred to in Section 4.14 items
              (viii) through (xiii) of the ATA.

Section 3. EXTENSION; WAIVER. At any time prior to the Closing Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 4. ESCROW SHARES DURING ESCROW PERIOD. During the Escrow Period (hereinafter defined) none of the ATA Exhibit S and ATA Exhibit T shares deposited in the Escrow Account shall be sold, pledged, hypothecated or otherwise transferred or delivered out of the Escrow Account except pursuant to Transfers by operation of any enforceable court actions which transfer HTI or the Acquirer has notified the Escrow Agent and other party hereto. During the Escrow Period, the Acquirer's stock certificate for 113,207 shares shall not be validly issued or have any voting right.

Section 5. HTI AND ACQUIRER OWNERSHIP DURING ESCROW PERIOD. During the term of the Escrow Period, HTI or Acquirer shall not issue any distributions, dividends, rights or other property with respect to the Common Stock, or effect any share split, recapitalization, merger, acquisition, spinoff or other transaction affecting the capitalization of HTI or Acquirer.

Section 6. DURATION OF ESCROW PERIOD. The Escrow Period shall commence on the date hereof and shall terminate on September 6, 2005 (or such other date as may be mutually agreed to by Acquirer and HTI) if all the Section 2 deliveries by HTI and Acquirer have not been completed and the Closing has not been completed. In such event, Escrow Agent is to return all Exhibits to the parties from which they were received

Section 7. CLOSING RELEASE AND DELIVERY OF ATA EXHIBITS. Upon timely completion of all Exhibit deliveries contemplated in Section 2 hereof, Escrow Agent shall deliver a complete set of all ATA Exhibits listed in Section 1 hereof to HTI and Acquirer and their counsels at addresses specified in ATA Section 10.1, and the originals of Exhibits A, S, T shall be delivered to HTI.

Section 8. LIMITATION OF LIABILITY OF ESCROW AGENT. In acting pursuant to this Agreement, the Escrow Agent shall be protected fully in every reasonable exercise of its discretion and shall have no obligation hereunder to any party except as expressly set forth herein. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to any person for


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any damages, losses or expenses, except for willful default or negligence and it shall, accordingly, not incur any such liability with respect to (1) any action taken or omitted in good faith upon advice of its counsel, counsel for HTI or counsel for the Acquirer given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this agreement, and (2) any action taken or omitted in reliance upon any instrument, including written notices provided for herein, not only to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons and to be in compliance with the provisions of this Agreement.

Section 9. INDEMNIFICATION. HTI and Acquirer shall indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof.

Section 10. PAYMENT OF FEES. HTI shall be responsible for all reasonable fees and expenses of the Escrow Agent incurred by it in the course of performing hereunder.

Section 11. INTERPLEADER. If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms hereof, or the Escrow Agent has not been able to locate a party to return its items, the Escrow Agent may deposit said items with the Clerk of the District Court of the City and County of Denver, State of Colorado, and may interplead the parties hereto. Upon so depositing such items and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. The parties hereto, for themselves, their heirs, successors, and assigns, do hereby submit themselves to the jurisdiction of said court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceedings mentioned in this paragraph.

Section 12. CHANGE OF ESCROW AGENT. In the event the Escrow Agent notifies HTI and the Acquirer that its acceptance of the duties of Escrow Agent has been terminated by the Escrow Agent, or in the event the Escrow Agent files for protection under the United States Bankruptcy Code or is liquidated or ceases operations for any reason, HTI and the Acquirer shall have the right to jointly designate a replacement Escrow Agent who shall succeed to the rights and duties of the Escrow Agent hereunder. Any such replacement Escrow Agent shall be a jointly agreed upon lawyer, trust or stock transfer HTI experienced in stock transfer, escrow and related matters and shall have a minimum net worth of $1 million. Upon appointment of such successor Escrow Agent, the Escrow Agent shall be discharged from all duties and responsibilities hereunder.

Section 13. WAIVER OF CONFLICT. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR HTI, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR HTI, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE ACQUIRER CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR HTI AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE ACQUIRER



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UNDERSTANDS  THAT  HTI  AND THE  ESCROW  AGENT  ARE  RELYING  EXPLICITLY  ON THE
FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

Section 14. NOTICES. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the parties identified in ATA Section 10.1.

Section 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement. Deliveries can be made via email attachments using ".PDF" electronic software file. Facsimile signatures shall be accepted by the parties hereto as original signatures for all purposes.

Section 16. GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof shall be governed by the laws of the State of Colorado.


IN WITNESS WHEREOF, HTI, the Acquirer and the Escrow Agent have executed this Escrow Agreement on the day and year first above written.

"Acquirer"                                      "HTI"
HeartSTAT, Inc.                                 HeartSTAT Technology, Inc.


By: /s/ TED W. RUSSELL   8/15/05                By: /s/ GARRETT K. KRAUSE
   -------------------------------                 -----------------------------
Ted W. Russell                                  Garrett K. Krause
Chief Executive Officer                         Chief Executive Officer


"Escrow Agent"
Dill Dill Carr Stonbraker & Hutchings, P.C.


By: /s/ FAY M. MATSUKAGE  8/17/05
    ------------------------------
Fay M. Matsukage, Esq.


















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